

PROSPECTUS SUPPLEMENT                                                FILE NO. 333-59997
(TO THE PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 30, 1998)        RULE 424(B)(3)
PROSPECTUS NUMBER: 1749




                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



PRINCIPAL AMOUNT:       $20,000,000           ORIGINAL ISSUE DATE:          August 12, 1998


CUSIP NUMBER:           59018S M92            STATED MATURITY DATE:         August 14, 2000


INTEREST CALCULATION:                         DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                / / 30/360
(FIXED INTEREST RATE):                        / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/x/ LIBOR                                     / / COMMERCIAL PAPER RATE
/ / CMT RATE                                  / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                / / CD RATE
/ / FEDERAL FUNDS RATE                        / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                          DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                            LIBOR TELERATE PAGE: 3750
CMT REUTERS PAGE:                             LIBOR REUTERS PAGE:


INDEX MATURITY:         Three Month           MINIMUM INTEREST RATE:        Not Applicable


SPREAD:                 0.00%                 MAXIMUM INTEREST RATE:        Not Applicable


INITIAL INTEREST RATE:  5.6875%               SPREAD MULTIPLIER:            Not Applicable


INTEREST RESET DATES:   Quarterly, on the 14th of February, May, August, November, commencing
                        November 14, 1998; subject to modified following business day convention


INTEREST PAYMENT DATES: Quarterly, on the 14th of February, May, August, November, commencing
                        November 14, 1998; subject to modified following business day convention


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  August 7, 1998

